             As filed with the Securities and Exchange Commission
                                on May 10, 1999
                                                     Registration No. 333-77375
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              __________________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           NOVASTAR FINANCIAL, INC.
                           ------------------------
            (Exact Name of registrant as specified in its charter)

                 Maryland                                               48-1190054
                 --------                                               ----------
  (State of incorporation or organization)                  (I.R.S. Employer Identification No.)
  1900 West 47th Place, Suite 205
  Westwood, Kansas                                                      66205
  ----------------                                                      -----
  (Address of principal Executive Offices)                            (Zip Code)

If this Form relates to the registration of a          If this form relates to the registration of a
class of securities pursuant to  Section 12(b)         class of securities pursuant to Section 12(g)
of the Exchange Act and is effective pursuant          of the Exchange Act and is effective
to General Instruction A.(c), please check the         pursuant to General Instruction A.(c)
following box [_].                                     please check the following box[X].

 Securities Act registration statement file number to which this form relates:
                                   333-77375

       Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
-------------------                               ------------------------------

Not applicable                                    Not applicable

       Securities to be registered pursuant to Section 12(g) of the Act:

                            Class B Preferred Stock
                            Stock Purchase Warrants
                               (Title of class)

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED
          -------------------------------------------------------

          The title of the preferred stock of the Registrant being registered hereby is Class B 7% Convertible Preferred Stock, par value $.01 per share, (the "Preferred Stock"). On March 29, 1999, the Registrant completed the issuance of 4,285,714 shares of Class B 7% Cumulative Convertible Preferred Stock at a price of $7.00 per share. Each share is convertible, at the option of the holder, into one share of common stock and is redeemable at par by the Registrant at any time after March 31, 2002. The description of the Preferred Stock is contained in the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission, under the caption "Description of Capital Stock" which description is incorporated by reference.

          The title of the stock purchase warrants being registered hereby is Stock Purchase Warrants (the "Warrants"). The Warrants are exercisable pursuant to: (1) a Warrant Agreement, dated February 12, 1999, by and between the Registrant and First Union, 350,000 of such Warrants expiring February 12, 2002, issued with an exercise price of $6.9375 for a like number of underlying shares of the Registrant's Common Stock, par value $0.01 per share and (2) pursuant to a Warrant Agreement dated March 10, 1999, by and between the Registrant and GMAC/Residential, (a) 812,731 of such Warrants expiring October 13, 2003, issued with an exercise price of $4.5625 for a like number of underlying shares of the Registrant's Common Stock, par value $0.01 per share and (b) 364,982 of such Warrants expiring February 3, 2001, issued with an exercise price of $15.00 for a like number of underlying shares of the Registrant's Common Stock, par value $0.01 per share. The description of the Warrants is contained in the Registrant's Registration Statement on Form S-11 filed with the Securities and Exchange Commission, under the captions "Description of Capital Stock" and "Warrants," which description is incorporated by reference.

          Item 2.  Exhibits
                   --------

          Instruments defining the rights of holders of the securities being registered hereunder:

          3.1*      Articles of Amendment and Restatement of the Registrant.

          3.3*      Bylaws of the Registrant.

          3.4** Articles Supplementary of NovaStar Financial, Inc., dated as of March 24, 1999, as filed with the Maryland Department of Assessments and Taxation.

          4.3**     Specimen Certificate of Preferred Stock

          10.23*** Warrant Agreement dated as of February 12, 1999, between the Registrant and First Union National Bank.

          10.24** Warrant Agreement dated as of March 10, 1999, by and between NovaStar Financial, Inc. and Residential Funding Corporation, and related Guaranty Warrant, Tag Along Warrant and Registration Rights Agreement.

          10.25** Registration Rights Agreement, dated March 25, 1999, among NovaStar Financial, Inc. and Stifel, Nicolaus & Company, Incorporated.

______________________________
*Incorporated by reference to the correspondingly numbered exhibit to the Registration Statement (Registration Statement 333-32327) on Form S-11, filed by the Registrant with the Securities and Exchange Commission.

**Incorporated by reference to the correspondingly numbered exhibit to Form 8-K filed by the Registrant with the Securities and Exchange Commission on April 5, 1999.

***Incorporated by reference to the correspondingly numbered exhibit to Form 8-K filed by the Registrant with the Securities and Exchange Commission on February 23, 1999.

                                   SIGNATURE


  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  May 10, 1999



                         NOVASTAR FINANCIAL, INC.



                         By: /s/ Mark J. Kohlrus
                            -------------------------------
                            Mark J. Kohlrus
                            Senior Vice President, Treasurer and
                            and Chief Financial Officer

                                 EXHIBIT INDEX



Exhibit Number
--------------

   3.1*        Articles of Amendment and Restatement of the Registrant.

   3.3*        Bylaws of the Registrant.

   3.4**       Articles Supplementary of NovaStar Financial, Inc., dated as of
                    March 24, 1999, as filed with the Maryland Department of Assessments and Taxation.

   4.3**       Specimen Certificate of Preferred Stock

   10.23***    Warrant Agreement dated as of February 12, 1999, between the
                    Registrant and First Union National Bank.

   10.24**     Warrant Agreement dated as of March 10, 1999, by and between
                    NovaStar Financial, Inc. and Residential Funding Corporation, and related Guaranty Warrant, Tag Along Warrant and Registration Rights Agreement.

   10.25**     Registration Rights Agreement, dated March 25, 1999, among
                    NovaStar Financial, Inc. and Stifel, Nicolaus & Company, Incorporated.

______________________________
*Incorporated by reference to the correspondingly numbered exhibit to the Registration Statement (Registration Statement 333-32327) on Form S-11, filed by the Registrant with the Securities and Exchange Commission.

**Incorporated by reference to the correspondingly numbered exhibit to Form 8-K filed by the Registrant with the Securities and Exchange Commission on April 5, 1999.

***Incorporated by reference to the correspondingly numbered exhibit to Form 8-K filed by the Registrant with the Securities and Exchange Commission on February 23, 1999.